Exhibit 99.2

AMENDMENT NO. 2 TO GUARANTY

AMENDMENT NO. 2 TO GUARANTY, dated as of November 3, 2023 (this “Amendment”), between ACRES COMMERCIAL REALTY CORP, a Maryland corporation (“Guarantor”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) for MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”), and such other financial institutions from time to time party to the Repurchase Agreement (as defined below) as buyers (MSBNA, together with its successors and assigns, and together with such other financial institutions from time to time party to the Repurchase Agreement and their respective successors and assigns, collectively “Buyers” and individually, each a “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, ACRES REAL ESTATE SPE 10, LLC, a Delaware limited liability company (“Seller”), MSBNA, and Administrative Agent, on behalf of Buyers, are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of November 3, 2021 (as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of January 28, 2022, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guaranty, dated as of November 3, 2021, as amended by that certain Amendment No. 1 to Guaranty, dated as of November 18, 2022 (as amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”); and

WHEREAS, Guarantor and Administrative Agent, on behalf of Buyers, have agreed to amend certain provisions of the Guaranty in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Administrative Agent, on behalf of Buyers, agree as follows:

Section 1.
Amendments to Guaranty.
(a)
Section 9(a)(i) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(i) permit its unpledged, unencumbered Liquidity of (1) from the Closing Date through September 30, 2022, to be less than the greater of (A) $10,000,000 and (B) five percent (5%) of the aggregate outstanding Repurchase Price of all Purchased Assets as of such time; (2) from October 1, 2022 through December 31, 2024, to be less than the greater of (A) $15,000,000 and (B) seven and a half percent (7.5%) of the aggregate outstanding Repurchase Price of all Purchased Assets as of such time; and (3) from and after December 31, 2024, to be less than the greater of (A) $10,000,000 and (B) five percent (5%) of the aggregate outstanding Repurchase Price of all Purchased Assets as of such time.”

(b)
Section 9(a)(iii) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(iii) permit, for any Test Period, the ratio of its Total Indebtedness to its Total Equity to be (1) from the Closing Date through the calendar quarter ending September 30, 2022, greater than 6.00 to 1.00; (2) from calendar quarter ending December 31, 2022 through the calendar quarter ending December 31, 2024, greater than 5.50 to 1.00; and (3) at all times after the calendar quarter ending December 31, 2024, greater than 6.00 to 1.00. For the avoidance of doubt, any calculation of Total Indebtedness will include any and all recourse and non-recourse debt of any Consolidated Subsidiary of Guarantor.”

(c)
Section 9(a)(v) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(v) permit, for any Test Period, the ratio of (i) the sum of the trailing four (4) fiscal quarters EBITDA for Guarantor and its Consolidated Subsidiaries for such Test Period to (ii) the trailing four (4) fiscal quarters Interest Expense for Guarantor and its Consolidated Subsidiaries for such Test Period to be (1) from the Closing Date through the calendar quarter ending September 30, 2022, less than 1.50 to 1.00; (2) from the calendar quarter ending December 31, 2022 through the calendar quarter ending December 31, 2024, less than 1.25 to 1.00; and at all times after the calendar quarter ending December 31, 2024, less than 1.50 to 1.00.”

Section 2.
Conditions Precedent; Effective Date. This Amendment shall become effective on the date on which this Amendment is executed and delivered by a duly authorized officer of each of Guarantor and Administrative Agent, on behalf of Buyers (the “Amendment Effective Date”).
Section 3.
Guarantor’s Representations and Warranties. On and as of the Amendment Effective Date, and after giving effect to the matters contained in this Amendment, Guarantor hereby represents and warrants to Administrative Agent, on behalf of Buyers, that (a) it is in compliance with all the terms and provisions set forth in the Guaranty on its part to be observed or performed, (b) both prior to and after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, (c) it has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Administrative Agent or any Buyer arising under or in respect of the Guaranty or any other Transaction Document (other than a defense of payment or performance), (d) no amendments have been made to the organizational documents of Guarantor since November 3, 2021, and (e) the person signing this Amendment on behalf of Guarantor is duly authorized to do so on its behalf. Guarantor hereby confirms and reaffirms the representations and warranties contained in the Guaranty and all of the other Transaction Documents.
Section 4.
Acknowledgments of Guarantor. Guarantor hereby acknowledges and agrees that (a) it continues to be bound by the Guaranty, and (b) as of the date hereof, Administrative Agent and each Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guaranty and each of the other Transaction Documents.
Section 5.
Limited Effect. The Guaranty (except as the foregoing is expressly amended and modified by this Amendment), and each of the other Transaction Documents remain, in full force and effect in accordance with their respective terms; provided, however, that on the Amendment Effective Date, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Guaranty” in any of the Transaction Documents shall be deemed to be a reference to the Guaranty, as amended hereby.
Section 6.
Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 7.
Costs and Expenses. Guarantor shall pay Administrative Agent’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
Section 8.
No Novation, Effect of Agreement. Guarantor and Administrative Agent, on behalf of Buyers, have entered into this Amendment solely to amend the terms of the Guaranty and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations of Guarantor under or in connection with the Guaranty.

Section 9.
SUBMISSION TO JURISDICTION; WAIVERS. EACH OF GUARANTOR AND ADMINISTRATIVE AGENT, ON BEHALF OF BUYERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THE GUARANTY, AS AMENDED BY THIS AMENDMENT, OR RELATING IN ANY WAY TO THE GUARANTY, AS AMENDED BY THIS AMENDMENT, THE REPURCHASE AGREEMENT OR ANY TRANSACTION UNDER THE REPURCHASE AGREEMENT;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 16 OF THE GUARANTY OR AT SUCH OTHER ADDRESS OF WHICH ADMINISTRATIVE AGENT, ON BEHALF OF BUYERS, SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 10.
WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND ADMINISTRATIVE AGENT, ON BEHALF OF BUYERS, EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE GUARANTY, AS AMENDED BY THIS AMENDMENT, OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.
Section 11.
GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES

HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
Section 12.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Buyer under the Guaranty or any other Transaction Document, nor constitute a waiver of any provision of the Guaranty or any other Transaction Document by any of the parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written and effective as of the Amendment Effective Date.

ACRES COMMERCIAL REALTY CORP, a Maryland corporation

By:	/s/ Andrew Fentress
Name:	Andrew Fentress
Title:	Chairman

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as Administrative Agent

By:	/s/ William P. Bowman
Name:	William P. Bowman
Title:	Authorized Signatory